UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 16, 2007

KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2007, James Geiser was named Acting Chief Financial Officer effective January 22, 2007. Mr. Geiser replaces Charles Walensky, who, in cooperation with the Company, resigned as Interim Chief Financial Officer and Acting Chief Operating Officer effective January 16, 2007. Mr. Walensky will continue with the Company in a consulting capacity.

Mr. Geiser, who is 57 years old, is a vice president of Manchester Companies, Inc., a private investment banking and corporate renewal firm. Mr. Geiser has served as Acting Chief Financial Officer and financial advisor with numerous companies in distress situations. Mr. Geiser has an M.B.A. in finance and has a CPA license which is currently inactive.

Previously, from 1995 to 2000, Mr. Geiser was the chief financial officer and corporate secretary for Global MAINTECH Corporation, a publicly traded company providing systems and network management that was formed from a reverse merger with Mirror Technologies, where he was the chief financial officer. From 1992 to 1994, he was president of a financial and turnaround advisory firm that he co-founded. Mr. Geiser also held senior-level financial positions at International Broadcasting Corporation, Washington Square Capital (now ReliaStar) from 1987 to 1989, and at Gelco Corporation from 1979 to 1987. He was also a senior auditor at Arthur Anderson & Co. from 1974 to 1979.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.

Date: January 22, 2007	By:	/s/ Scott Kuhlman
Scott Kuhlman, Chief Executive Officer